The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-167832

Subject to Completion. Dated May 10, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 28, 2010)

The Bank of New York Mellon Corporation

$500,100,000 Senior Notes due 2017

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (collectively, the “selling securityholders” and individually, a “selling securityholder”) are offering to sell $500,100,000 aggregate principal amount of Senior Notes due 2017 (the “notes”) of The Bank of New York Mellon Corporation. We will not receive any of the proceeds from the sale of the notes being sold by the selling securityholders.

The notes will bear interest from and including December 20, 2011 to but excluding May 21, 2012 at the rate of 6.044% per annum and from and including May 21, 2012 until maturity at the rate of     % per annum. We will pay such interest on each June 20 and December 20, commencing June 20, 2012, and at maturity. The first payment of interest on the notes on June 20, 2012 will equal, for each $1,000 principal amount of notes, approximately $            , which is inclusive of approximately $25.351 of interest accrued thereon from and including December 20, 2011 to but excluding May 21, 2012 at the per annum rate of 6.044%. The notes will mature on June 20, 2017. The notes will not be redeemable at our option prior to their maturity, will not be subject to repayment at the option of the holders prior to their maturity and will not be subject to any sinking fund. The notes will not be listed on any securities exchange and there is currently no market for the notes.

The notes are being offered by the selling securityholders at a price equal to 100.4624% of their principal amount plus accrued interest from December 20, 2011, which equates to an offering price, inclusive of accrued interest and assuming delivery of and payment for the notes on May 21, 2012, of $1029.975 per $1,000 principal amount of notes and $515,090,497.50 in the aggregate. The selling securityholders have agreed to purchase the notes from us on or about May 21, 2012 and to pay for the notes by delivering $500,100,000 principal amount of our Remarketable 6.044% Junior Subordinated Notes due 2043 (the “junior subordinated notes”) that they have agreed to purchase from Mellon Capital IV for an aggregate purchase price of $512,839,908.01 in a remarketing transaction. The difference between the amount received by the selling securityholders for the notes offered, inclusive of interest accrued on the notes from and including December 20, 2011 to but excluding May 21, 2012 at the rate of 6.044% per annum, and the price paid by the selling securityholders for the junior subordinated notes in the remarketing is approximately $4.50 per $1,000 principal amount of notes and $2,250,589.49 in the aggregate.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The selling securityholders expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, including for the accounts of Euroclear Bank S.A./N.V. and Clearstream Banking S.A., against payment in New York, New York on or about May 21, 2012.

Credit Suisse	Deutsche Bank Securities	J.P. Morgan

(As Selling Securityholder)	(As Selling Securityholder)	(As Selling Securityholder)

Prospectus Supplement dated May             , 2012

Neither we nor any selling securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectuses we have prepared. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the information incorporated by reference. Neither we nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein or therein, is current only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “The Bank of New York Mellon Corporation”, “we”, “our” and “us” mean The Bank of New York Mellon Corporation and do not include its consolidated subsidiaries. References to “the Company” mean The Bank of New York Mellon Corporation, together with its consolidated subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the “SEC”). The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We have filed and will file proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov.”

The SEC allows us to incorporate documents by reference in this prospectus supplement. This means that if we list or refer to a document which we have filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus supplement.

The documents listed below are incorporated by reference into this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012 (SEC File No. 000-52710) (“our Form 10-K”);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 9, 2012 (SEC File No. 000-52710);

•	Our Current Reports on Form 8-K, filed on February 13, 2012, February 17, 2012, February 21, 2012 and April 12, 2012;

•	Our definitive Proxy Statement on Schedule 14A, filed on March 9, 2012; and

•

Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone: (212) 635-1787

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements relating to our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “confident,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “synergies,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about our future results, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, and our plans, objectives and strategies. In addition, these forward-looking statements relate to, among others: the existence or development of a trading market for the notes; the price at which the notes could trade; and the effect of our credit rating on our results of operations or financial condition and on the ability of holders to sell their notes and at what price.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of the Company (including those incorporated by reference in this prospectus supplement or the accompanying prospectus) are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond our control), including those factors described in “Risk Factors” in Part I, Item 1A of our Form 10-K incorporated by reference in this prospectus supplement. Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to uncertainties inherent in the litigation and litigation settlement process.

All forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

RISK FACTORS

Your investment in the notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the notes and others of which relate to us. We include a discussion of risk factors relating to our business and an investment in the notes in our Form 10-K, and we also provide references to documents containing additional discussion of risk factors in our Form 10-K. Additional risks related to the notes are described below. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks and the risk factors discussed in the accompanying prospectus, our Form 10-K and other documents referred to therein before deciding whether an investment in the notes is suitable for you. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the notes and the loss of all or part of your investment.

We are a non-operating holding company, and as a result, are dependent on dividends from our subsidiaries, including our subsidiary banks, to meet our obligations, including our obligations with respect to our debt securities, and to provide funds for payment of dividends to our stockholders.

We are a non-operating holding company, whose principal assets and sources of income are our principal bank subsidiaries—The Bank of New York Mellon and BNY Mellon, N.A.—and our other subsidiaries. We are a legal entity separate and distinct from our banks and other subsidiaries and, therefore, we rely primarily on dividends and interest from these banking and other subsidiaries to meet our obligations, including our obligations with respect to our debt securities, and to provide funds for payment of dividends to our stockholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which these banking and other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Although we maintain cash positions for liquidity at the holding company level, if these banking subsidiaries or other of our subsidiaries were unable to supply us with cash over time, we could be unable to meet our obligations, including our obligations with respect to our debt securities, or declare or pay dividends in respect of our capital stock. See Part I, “Item 1. Business—Supervision and Regulation—Payment of Dividends and Stock Repurchases” in our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Liquidity and Dividends” and Note 20 of the Notes to Consolidated Financial Statements included in the 2011 Annual Report to Shareholders filed as an exhibit to our Form 10-K (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus supplement).

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our banking subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the notes to benefit from those distributions will also be junior to those prior claims. Consequently, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the notes should look only to our assets for payments in respect of those debt securities.

There may not be any trading market for the notes; many factors affect the trading market and value of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you that a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. The notes could trade at prices which may be higher or lower than the public offering price for the notes set forth on the cover of this prospectus supplement, depending on many factors independent of our creditworthiness, including, among other things, the time remaining to the maturity of the notes and the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes you own or your ability to sell the notes at all.

Any downgrade in our credit ratings could negatively affect our financial condition and reduce the market value of the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Any downgrades of us, our affiliates or our securities by the rating agencies could make it more difficult or costly for us to access additional external financing and could have an adverse effect on our results of operations or financial condition. Additionally, any actual or anticipated downgrade of our credit ratings could negatively affect the ability of holders of the notes to sell their notes and the prices at which the notes may be sold. However, our credit ratings may not reflect the potential impact of risks related to market or other factors discussed above on the value of the notes.

Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any selling securityholder undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

USE OF PROCEEDS

The notes offered by this prospectus supplement are being sold for the accounts of the selling securityholders named in this prospectus supplement. Any proceeds from the sale of the notes offered by this prospectus supplement will be received by the selling securityholders for their own accounts, and we will not receive any proceeds from such sale. The selling securityholders have agreed to purchase the notes from us on or about May 21, 2012 and to pay for the notes by delivering $500,100,000 principal amount of junior subordinated notes that they have agreed to purchase from Mellon Capital IV for an aggregate purchase price of $512,839,908.01 in a remarketing transaction.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered by this prospectus supplement adds information to, and to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities” in the accompanying prospectus.

General

The notes will be issued under an Indenture, dated as of July 18, 1991, as amended by a Supplemental Indenture dated as of June 29, 2007 (the “indenture”) between the Company (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee (the “trustee”). The accompanying prospectus briefly outlines some of the provisions of the indenture. If you would like more information about the indenture, you should review it as filed with the SEC. See “Where You Can Find More Information” in the accompanying prospectus on how to locate the indenture.

The notes will:

•	be our direct, senior, unsecured obligations;

•	rank equally with each other and with all of our other unsecured and unsubordinated indebtedness from time to time outstanding;

•

be effectively subordinated to any secured indebtedness to the extent of the assets securing such debt and to indebtedness, including secured indebtedness, and liabilities of our subsidiaries to the extent of the assets of such subsidiaries from time to time outstanding;

•	entitle you to realize value from encumbered or indirectly held assets or properties only after satisfaction of secured indebtedness and other liabilities;

•	not be subject to any sinking fund provision; and

•	be issued in denominations of $1,000 and integral multiples of $1,000.

We will issue the notes in the initial aggregate principal amount of $500,100,000. The notes will mature on June 20, 2017. The notes will not be redeemable at our option prior to their maturity, will not be subject to repayment at the option of the holders prior to their maturity and will not be subject to any sinking fund. The defeasance and covenant defeasance provisions of the indenture described under “Description of Senior Debt Securities and Senior Subordinated Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply to the notes.

The indenture does not limit the amount of notes or other debt securities that we may issue in the future from time to time under the indenture. We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement but with different issue prices and accrued interest to the date of issuance of the additional notes. Any additional notes of this kind will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture. We may also offer additional debt securities of a different series from the notes offered by this prospectus supplement.

Interest

The notes will bear interest (i) from and including December 20, 2011 to but excluding May 21, 2012 at the rate of 6.044% per annum and (ii) from and including May 21, 2012 to but excluding the maturity at the rate of % per annum. The notes will accrue interest from December 20, 2011 or, if interest on the notes has ever been paid or provided for, from the most recent date to which interest has been paid or provided for.

Interest will be paid on the notes semi-annually in arrears on each June 20 and December 20 (each, an “interest payment date”), commencing June 20, 2012, and at maturity. Interest on notes will be computed on the basis of a 360-day year of twelve 30-day months. The first payment of interest on the notes on June 20, 2012 will equal, for each $1,000 principal amount of notes, approximately $            , which is inclusive of approximately $25.351 of interest accrued thereon from and including December 20, 2011 to but excluding May 21, 2012 at the per annum rate of 6.044%. Interest payable and punctually paid or duly provided for on an interest payment date and on the stated maturity date, or on a later date on which payment may be made hereunder in respect of such interest payment date, will be paid to the person in whose name a note is registered at the close of business on the regular record date (as defined below) next preceding such interest payment date; provided that interest payable at maturity will be payable to the person to whom principal shall be payable.

The “regular record date” for each interest payment date will be the last day of the month immediately preceding the month in which such interest payment date falls, whether or not such day is a business day (as defined below). If any interest payment date or the maturity on a note falls on a day that is not a business day, the applicable payments may be made on the next business day. In such case, no interest will accrue on the amount so payable for such period of delay. “Business day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

We will make payments of principal and interest with respect to the notes in U.S. dollars.

We will pay any administrative costs incurred by banks in connection with transmitting payments of principal or interest by wire transfer. However, any tax, assessment or governmental charge imposed upon payments will be borne by owners of beneficial interests in notes.

Ranking

The notes will be our unsecured and unsubordinated obligations and will rank equally with our other current and future unsecured and unsubordinated indebtedness. At March 31, 2012, our unsecured and unsubordinated indebtedness that rank equally with the notes was approximately $14.8 billion.

Because we are a holding company, our rights and the rights of our creditors, including the holders of any note, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the bank subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the notes to benefit from those distributions will also be junior to those prior claims. Consequently, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the notes should look only to our assets for payments in respect of the notes. At March 31, 2012, subsidiaries of The Bank of New York Mellon Corporation had total deposits and other liabilities of approximately $245.0 billion, all of which will rank structurally senior to the notes.

Paying Agent, Registrar and Transfer Agent

The initial Paying Agent, Registrar and Transfer Agent for the notes is The Bank of New York Mellon, acting through its principal corporate trust offices in The City of New York. We may vary or terminate the appointment of the Paying Agent, Registrar and Transfer Agent and appoint additional Paying Agents, Registrars and Transfer Agents or approve any change in the office through which the Paying Agent, Registrar or Transfer Agent acts, provided that, so long as any notes remain outstanding, there will at all times be a Paying Agent in The City of New York and we will maintain in The City of New York one or more offices or agencies where notes may be presented for registration of transfer and exchange.

Governing Law

The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Upon issuance, the notes will be represented by one or more global notes, which will be registered in the name of a nominee of The Depository Trust Company, as Depositary under the indenture (“DTC”). Investors will hold beneficial interests in the global securities only through DTC, or through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V. as DTC participants. Beneficial interests in the notes will be reflected on the records of DTC; transfers of interests in the notes can only be effected through these records. We will only issue definitive certificates for the notes in limited circumstances, which include DTC ceasing to be registered as a “clearing agency” under the Exchange Act. All references herein to “registered holders” or “holders” will be to DTC or its nominee or another depositary and not to owners of beneficial interests in notes, except as otherwise provided. See “Book-Entry Issuance” in the accompanying prospectus for more information.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of owning the notes. It applies to a holder of notes only if such holder acquired the notes in this public offering and the holder holds the notes as capital assets for tax purposes. This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Treatment of the notes. We intend to treat the notes for U.S. federal income tax purposes as notes that were originally issued on June 12, 2007 by Mellon Financial Corporation as described in the Mellon Capital IV Prospectus Supplement to the Prospectus dated July 21, 2006, dated June 12, 2007, pursuant to which certain Fixed-to-Floating Rate Normal PCS were issued on June 12, 2007 (the “PCS Prospectus”) and assumed by us pursuant to the merger between The Bank of New York Company, Inc., Mellon Financial Corporation and The Bank of New York Mellon Corporation on July 1, 2007. The notes were treated as “variable rate debt instruments” that were issued with no more than a de minimis amount of original issue discount (“OID”). The rest of this section assumes that such treatment will apply to the notes. By purchasing the notes you have agreed to treat the notes as set forth above. However, there are no United States Treasury Regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes under the OID rules is unclear. See “— Possible Alternative Characterizations and Treatments” below.

Possible Alternative Characterizations and Treatments. As mentioned above, there are no U.S. Treasury Regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes when issued in connection with the “Normal PCS” (as defined in the PCS Prospectus), and therefore the U.S. federal income tax treatment of the notes under the OID rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the notes could be treated as “contingent payment debt instruments.” If the notes are so treated, (i) cash-basis holders would include interest in income as it accrues and (ii) holders effectively would be required to reduce the amount of income to be included each year with respect to income on the note by the amount of amortizable bond premium (as described in more detail in “—Notes Purchased at a Premium”) allocable to that year. In addition, it is possible that the notes could be treated as fixed-rate debt instruments. A holder should consult its tax advisor concerning alternative characterizations and treatments of the notes.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

Each holder should consult a tax advisor concerning the consequences of owning the notes, in such holder’s particular circumstances, under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. A holder of notes is a United States holder if such holder is a beneficial owner of a note and is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a holder is not a United States holder, this subsection does not apply to such holder and such holder should refer to “—United States Alien Holders” below.

Payments of Interest. Subject to the discussion below under “—Notes Purchased at a Premium”, a United States holder of a note will be taxed on interest on such United States holder’s note as ordinary income at the time the United States holder receives the interest or when it accrues, depending on the United States holder’s method of accounting for tax purposes. The notes will be sold between interest payment dates, and as a result a portion of a United States holder’s purchase price will be attributable to accrued but unpaid interest. The receipt of interest corresponding to the accrued but unpaid interest at the time of purchase will not be includible in income.

Purchase, Sale and Retirement of the notes. A United States holder’s tax basis in its note generally will be its cost (other than amounts paid in respect of accrued but unpaid interest). Such United States holder will generally recognize capital gain or loss on the sale or retirement of the note equal to the difference between the amounts the United States holder realized on the sale or retirement, excluding any amounts attributable to unpaid interest that accrued while such holder held the note (which will be taxed as described above in “—Payments of Interest”), and the United States holder’s tax basis in the note. Capital gain of a non-corporate United States holder is subject to special tax rates.

Notes Purchased at a Premium. Because the price of the notes will exceed their principal amount, a United States holder may elect to treat such excess (less the portion thereof attributable to accrued but unpaid interest) as amortizable bond premium. If the United States holder makes this election, such United States holder will reduce the amount required to be included in income each year with respect to interest on the note by the amount of amortizable bond premium allocable to that year, based on the note’s yield to maturity. If a United States holder makes an election to amortize bond premium, such election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that such United States holder holds at the beginning of the first taxable year to which the election applies or that the United States holder thereafter acquires, and such United States holder may not revoke the election without the consent of the Internal Revenue Service (“IRS”). Generally, a United States holder who does not make this election will not be permitted to reduce the interest income on the notes by the amount of the amortizable bond premium and will have a capital loss at maturity of the notes. The ability to deduct capital losses is subject to significant limitations.

Medicare Tax. For taxable years beginning after December 31, 2012, a United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

This subsection describes the United States federal income tax consequences to a United States alien holder. A holder of notes is a United States alien holder if the holder is the beneficial owner of a note and is, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

This subsection does not apply to a United States holder.

U.S. Federal Withholding Tax. Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if a holder of notes is a United States alien holder:

•	United States withholding tax generally will not be required to be withheld from payments of principal and interest to such holder if, in the case of payments of interest or market discount:

1.	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

2.	such holder is not a controlled foreign corporation that is related to us through stock ownership, and

3.	the relevant withholding agent does not have actual knowledge or reason to know that such holder is a United States person and:

a.	such holder has furnished to the relevant withholding agent an IRS Form W-8BEN or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that such holder is (or, in the case of a United States alien holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person,

b.	such holder has furnished to the relevant withholding agent an IRS Form W-8ECI or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that such payments are effectively connected with such holder’s trade or business in the United States,

c.	in the case of payments made outside the United States to a holder at an offshore account (generally, an account maintained by the holder at a bank or other financial institution at any location outside the United States), such holder has furnished to the relevant withholding agent documentation that establishes such holder’s identity and such holder’s status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

d.	the relevant withholding agent has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch, as applicable, has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

e.	the relevant withholding agent receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the relevant withholding agent under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from such holder by it or by a similar financial institution between it and such holder, and

ii.	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

f.	the relevant withholding agent otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that such holder realizes on the sale or exchange of such holder’s note.

If a United States alien holder cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies, a United States alien holder may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction in the 30% withholding tax, the United States alien holder must provide a properly executed IRS Form W-8BEN or an acceptable substitute form claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

U.S. Federal Income Tax. A United States alien holder that is engaged in a trade or business in the U.S. (and, if a tax treaty applies, maintains a permanent establishment within the U.S.) and receives interest on a note that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a United States holder. In addition, in certain circumstances, a United States alien holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

A United States alien holder of a note will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of the note, unless:

a.	such gain is effectively connected with the conduct of the United States alien holder’s trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by the United States alien holder); or

b.	the United States alien holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

U.S. Federal Estate Tax. A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts (including the notes if held in such accounts) maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

Backup Withholding and Information Reporting

United States Holders. In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your notes. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your notes before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against such United States holder’s U.S. federal income tax liability and may entitle the United States holder to a refund, provided that the United States holder furnishes the required information to the IRS.

United States Alien Holders. In general (except as described below), backup withholding and information reporting will not apply to a distribution of interest on the notes or to proceeds from the disposition of the notes by a United States alien holder, in each case, if the United States alien holder certifies under penalties of perjury that it is a non-United States person pursuant to the certification requirements described above under “— United States Alien Holders,” and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States alien holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In general, if the notes are not held through a qualified intermediary, the amount of interest, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

SELLING SECURITYHOLDERS

The selling securityholders have severally agreed to purchase the principal amount of notes set forth opposite their names below from us on or about May 21, 2012. We are registering the notes offered by this prospectus supplement and the accompanying prospectus on behalf of the selling securityholders. See “Plan of Distribution” for more information on the relationship between the selling securityholders and us.

The following table, based on information supplied to us by the selling securityholders, sets forth information with respect to the beneficial ownership (as such term is used within the meaning of Rule 13d-3 under the Exchange Act) of the notes by the selling securityholders as of May 10, 2012 and information with respect to notes to be beneficially owned by the selling securityholders after the offering.

Selling securityholders	Principal amount of notes beneficially owned and offered	Principal amount of notes beneficially owned after completion of offering
Credit Suisse Securities (USA) LLC	$300,060,000	$0
Deutsche Bank Securities Inc.	$100,020,000	$0
J.P. Morgan Securities LLC	$100,020,000	$0
Total:	$500,100,000	$0

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes offered by this prospectus supplement. The notes will be sold to purchasers directly by the selling securityholders.

The selling securityholders propose initially to offer the notes at the public offering price set forth on the cover page of this prospectus supplement. The selling securityholders have agreed to purchase the notes from us on or about May 21, 2012 and to pay for the notes by delivering $500,100,000 principal amount of junior subordinated notes that they have agreed to purchase from Mellon Capital IV for an aggregate purchase price of $512,839,908.01 in a remarketing transaction. The difference between the amount received by the selling securityholders for the notes offered hereby as set forth on the cover page of this prospectus supplement, assuming delivery of the notes on May 21, 2012, and the price paid by the selling securityholders for the junior subordinated notes in the remarketing is approximately $4.50 per $1,000 principal amount of notes or $2,250,589.49 in the aggregate. After the initial offering of the notes, the public offering price of the notes may be changed.

The selling securityholders acknowledge that they are statutory “underwriters” and, as such, will be subject to certain statutory liabilities, including, but not limited to, those provided for in Sections 11, 12 and 17 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 10b-5 under the Exchange Act.

The selling securityholders are offering the notes subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions such as the receipt of an officer’s certificate and legal opinions. The offering of the notes is also conditioned upon the selling securityholders being in possession of the junior subordinated notes. The selling securityholders reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any broker, dealer or agent regarding the sale of the notes by the selling securityholders.

In connection with the offering of the notes, the selling securityholders may engage in over-allotment and related syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the selling securityholders. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the selling securityholders engage in syndicate-covering transactions, they may discontinue them at any time.

Pursuant to the securities purchase and registration rights agreement between us and the selling securityholders, we have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, and contribute to payments that the selling securityholders may be required to make in respect of these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes to the public. We estimate these expenses to be approximately $200,000.

The selling securityholders expect to deliver the notes against payment therefor on or about May 21, 2012, which will be the seventh business day following the date of the pricing of the notes (this settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or any date on or prior to the third business day succeeding the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or any date on or prior to the third business day succeeding the date of pricing should consult their own advisor.

The notes are offered for sale in the United States and elsewhere where such offer and sale is permitted.

This prospectus supplement is being distributed only to, and is directed only at (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”), or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (d) of the Order or (iii) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in each Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any notes that are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State except that an offer to the public in that Relevant member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant broker, dealer or agent nominated by the selling securityholders for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes shall require us or the selling securityholders to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

The notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or that do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each selling securityholder has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person that is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

The selling securityholders or their affiliates engage in various general financing and banking transactions with us and our affiliates from time to time for which they have received or will receive customary fees and expenses. An affiliate of Deutsche Bank Securities Inc., one of the selling securityholders, is the trustee under the indenture.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Arlie R. Nogay, Esq., Chief Securities Counsel of The Bank of New York Mellon Corporation. Sullivan & Cromwell LLP, New York, New York, advised us concerning certain matters relating to the offering. Certain legal matters will be passed upon for the selling securityholders by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Sidley Austin LLP has advised the selling securityholders concerning certain matters relating to the offering. As of the date of this prospectus supplement, Mr. Nogay owns less than 1% of the Company’s securities. Cleary Gottlieb Steen & Hamilton LLP regularly performs, and Sidley Austin LLP from time to time performs, legal services for us and our affiliates.

EXPERTS

The consolidated balance sheets of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report with respect to the consolidated financial statements of The Bank of New York Mellon Corporation refers to changes, in 2010, in The Bank of New York Mellon Corporation’s methods of accounting related to the consolidation of variable interest entities.

PROSPECTUS

The Bank of New York Mellon Corporation

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

BNY Capital VI	BNY Capital VII
BNY Capital VIII	BNY Capital IX
BNY Capital X

Trust Preferred Securities

(Fully and unconditionally guaranteed on a subordinated basis,

as described herein, by The Bank of New York Mellon Corporation)

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as the “Company” or “we”), or BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX or BNY Capital X (each, a “BNY Trust and, together, the “BNY Trusts”) in the case of the Trust Preferred Securities, may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any proceeds from the sale of shares by a selling shareholder. See “Plan of Distribution” for a further description of the manner in which we and/or any selling shareholder may dispose of the securities covered by this prospectus.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the document incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors ” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY OR A BNY TRUST AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

The date of this prospectus is June 28, 2010.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (the “Company”). The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company and BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust” and, together, the “BNY Trusts”), all statutory trusts formed under the laws of the State of Delaware, have filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure the Company and the BNY Trusts, may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Trust Preferred Securities of a BNY Trust,

•	Guarantees of the Company relating to the Trust Preferred Securities,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company or a BNY Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company or a BNY Trust directly or through dealers or agents designated from time to time, who may be affiliates of the Company and the BNY

Trusts. If the Company or a BNY Trust, directly or through agents, solicits offers to purchase the securities, the Company or such BNY Trust reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company and each BNY Trust.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. As such, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in NASD Conduct Rule 2720(f)(5)(B), as administered by FINRA, and any offerings made by means of this prospectus will be conducted in compliance with Rule 2720. In general, under Rule 2720, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 2720(a)(1)(C), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade. No underwriter having a Rule 2720 conflict of interest will be permitted under Rule 2720 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company and the BNY Trusts have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 26, 2010, as amended by our Annual Report on Form 10-K/A, filed on May 14, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010;

•	Our Current Reports on Form 8-K, filed on February 3, 2010, February 16, 2010, March 10, 2010, April 16, 2010, May 14, 2010 and June 7, 2010;

•	Our definitive Proxy Statement on Schedule 14A, filed on March 15, 2010;

•

The description of our Common Stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone: (212) 635-1787

No separate financial statements of any BNY Trust are included in this prospectus. The Company and the BNY Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BNY Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company’s obligations under each series of corresponding Junior Subordinated Debt Securities, the junior subordinated indenture pursuant to which the corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BNY Trust. In addition, the Company does not expect that the BNY Trusts will be filing reports under the Exchange Act with the SEC.

THE COMPANY

On July 1, 2007, The Bank of New York Company, Inc. (“The Bank of New York”) and Mellon Financial Corporation (“Mellon Financial”) merged into The Bank of New York Mellon Corporation (“BNY Mellon” or “the “Company”), with BNY Mellon being the surviving entity. The merger was accounted for as a purchase of Mellon Financial by The Bank of New York for accounting and financial reporting purposes. With its predecessors, BNY Mellon has been in business since 1784. Our Common Stock is listed on the New York Stock Exchange under the symbol “BK”.

BNY Mellon is a global leader in providing a comprehensive array of services that enable institutions and individuals to manage and service their financial assets in more than 100 markets worldwide. We strive to be the global provider of choice for asset and wealth management and institutional services and be recognized for our broad and deep capabilities, superior client service and consistent outperformance versus peers. Our global client base consists of financial institutions, corporations, government agencies, high-net-worth individuals, families, endowments and foundations and related entities. At March 31, 2010, we had $22.4 trillion in assets under custody and administration and $1.1 trillion in assets under management, serviced $11.8 trillion in outstanding debt and, on average, processed $1.5 trillion of global payments per day.

BNY Mellon is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at One Wall Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com.

When we refer to “we”, “our” or “us” in this prospectus we mean BNY Mellon and its consolidated subsidiaries.

THE BNY TRUSTS

Each BNY Trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed by The Bank of New York, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust agreement was assumed by operation of law in the merger by the Company. Each such trust agreement will be amended and restated in its entirety, as applicable (each, as so amended and restated, a “Trust Agreement”), substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784.

Each BNY Trust may offer to the public, from time to time, preferred securities (the “Trust Preferred Securities”) representing preferred beneficial interests in the applicable BNY Trust. In addition to Trust Preferred Securities offered to the public, each BNY Trust will sell to the Company common securities representing common ownership interests in such BNY Trust (the “Trust Common Securities”). All of the Trust Common Securities of each BNY Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the “Trust Securities.”

The prospectus supplement relating to any Trust Preferred Securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the BNY Trust issuing the Trust Preferred Securities.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated in this prospectus by reference (and similar terms in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter or current reports that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the periods shown below, the following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of BNY Mellon. For purposes of computing the foregoing ratios, earnings represent continuing operations income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

	Three Months Ended March 31,			Year Ended December 31,
	2010		2009	2009	2008	2007(a)		2006(b)		2005(b)
Earnings to Fixed Charges Ratios
Excluding interest on deposits	9.48		4.64	(3.16)	2.91	3.82		3.50		4.60
Including interest on deposits	7.17		3.46	(2.15)	1.70	1.91		1.94		2.42

Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	9.48	*	4.34	(3.69)	2.88	3.82	*	3.50	*	4.60	*
Including interest on deposits	7.17	*	7.21	(2.55)	1.69	1.91	*	1.94	*	2.42	*

(a)	Results for 2007 include six months of BNY Mellon and six months of legacy The Bank of New York.
(b)	Results for 2006 and 2005 include legacy The Bank of New York only.
*	For the three months ended March 31, 2010 and for each of the years ended December 31, 2007, 2006 and 2005, there were no outstanding shares of preferred stock of BNY Mellon, The Bank of New York and Mellon Financial, as applicable. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges for those periods.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, financing acquisitions or business expansion, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

Except as may be set forth in a prospectus supplement, each BNY Trust will invest all proceeds received from any sale of its Trust Securities in corresponding Junior Subordinated Debt Securities to be issued by the Company in connection with any issuance of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the corresponding Junior Subordinated Debt Securities to each BNY Trust for the purposes described above.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

DESCRIPTION OF SENIOR DEBT SECURITIES AND

SENIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Senior Debt Securities and Senior Subordinated Debt Securities” only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the series of Debt Securities;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the series of Debt Securities will be payable;

•	the rate or rates per annum at which the series of Debt Securities will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•

if Debt Securities are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than U. S. dollars;

•

if the principal of (and premium, if any) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

•

whether, and the terms and conditions relating to when, the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	the portion of the principal amount of the series of Debt Securities that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

•

the terms, if any, upon which the Debt Securities of the series are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion may be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

•	any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, solely with respect to the series of Debt Securities;

•	whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the series of Debt Securities;

•

if Debt Securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•

if the series of Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•	any additional restrictive covenants included for the benefit of the series of Debt Securities; and

•	any additional material terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of July 18, 1991, between BNY Mellon (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, as supplemented by the Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of October 1, 1993, between BNY Mellon (successor to The Bank of New York Company, Inc.) and Manufacturers and Traders Trust Company (successor to J.P. Morgan Trust Company, National Association, as successor by merger to Chase Manhattan Trust Company, National Association), as Trustee, as supplemented by the Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “Senior Subordinated Indenture”).

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of March 31, 2010, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $9.488 billion. As of March 31, 2010, no obligations of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in the prospectus supplement:

•

principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register (Sections 202, 305 and 1002); and

•	the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. If, upon any such payment or distribution of assets to creditors, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, there remain any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the Senior Subordinated Indenture, “Excess Proceeds”) and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as the principal of (and premium, if any) and interest on (a) all of the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. (Section 101 of the Senior Subordinated Indenture). The term “indebtedness for money borrowed” when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the Senior Subordinated Indenture).

Unless otherwise specified in the prospectus supplement, the term “Other Financial Obligations” means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•

derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

•

in the case of both items above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other, subject to the obligations of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

As of March 31, 2010, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $9.488 billion.

The Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. When issued, the Senior Debt Securities will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the junior subordinated indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

The holder of any convertible Debt Securities not previously redeemed will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement to convert convertible Debt Securities into shares of Common Stock as specified in the applicable prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of Common Stock as a dividend;

•	subdivisions and combinations of Common Stock;

•

the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

•	the distribution to all holders of Common Stock of:

•	shares of Company capital stock other than Common Stock;

•	evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(C) of the Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(D) of the Senior Subordinated Indenture (with respect to Section 1005 of the Indentures containing the covenant to pay taxes and other claims, Section 1006 of the Senior Indenture containing the restrictions described under “—Limitation on Disposition of Stock of the Bank”) and Sections 501(4) and 501(5) of the Senior Indenture and Sections 503(C) and 503(D) of the Senior Subordinated Indenture containing the provisions described under “—Defaults” relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities.”

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay (a) the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and (b) any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for such Debt Securities and the value of the holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such legal defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture). However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. (Section 1006 of the Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture).

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty included in the Senior Indenture solely for the benefit of another series of Senior Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

•	certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series on behalf of the holders of all Senior Debt Securities of that series. (Sections 502 and 513).

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to BNY Senior Subordinated Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty included in the Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

The Indentures

The Indentures provide that, within 90 days after the occurrence of a default with respect to Debt Securities of any series, the applicable Trustee will give to the holders of Debt Securities of that series notice of such default known to it if uncured and not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series or in the payment of any sinking fund installment with respect to that series, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

The Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the Senior Indenture and Section 1004 of the Senior Subordinated Indenture).

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

Modification and amendments of each BNY Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to holders in the case of the Senior Subordinated Indenture), except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first nine items and, in the case of the Senior Subordinated Indenture, the tenth item above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

•

the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

•

the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the item immediately above), and

•	Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

TRUST PREFERRED SECURITIES; JUNIOR SUBORDINATED DEBT SECURITIES; RELATED GUARANTEES AND OTHER OBLIGATIONS

A description of the terms of Trust Preferred Securities, Junior Subordinated Debt Securities, related Guarantees and other related obligations which may be issued from time to time pursuant to this Registration Statement will be contained in a Prospectus Supplement related to any offering of such securities.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value,

•	number of shares or fractional interests therein,

•	any dividend, liquidation, redemption, voting and other rights,

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

•	the securities exchanges, if any, on which such Preferred Stock is to be listed, and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designation relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that Preferred Stock. That Certificate of Designation will be filed with the SEC promptly after the offering of the Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to provide for the issuance of up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s common stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designation for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board. See Part I, “Item 1. Business—Supervision and Regulation—Dividend Restrictions” in our Annual Report on Form 10-K for the year ended December 31, 2009 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock Outstanding

As of the date of this prospectus, the Company has issued and outstanding no shares of Preferred Stock. The Company, as successor by merger to Mellon Financial, is a party to Stock Purchase Contracts obligating the Company to issue to Mellon Capital IV, a subsidiary of the Company, on the Stock Purchase Date specified in the Stock Purchase Contracts, an aggregate of 5,001 shares of the Company’s Series A Noncumulative Preferred Stock, liquidation preference $100,000 per share (the “Series A Preferred Stock”).

Series A Preferred Stock, when issued, will pay non-cumulative cash dividends only when, as and if declared by our board of directors. Any dividends on shares of Series A Preferred Stock will be calculated (a) if the Series A Preferred Stock is issued prior to June 20, 2012, at a rate per annum equal to 6.244% until June 20, 2012, payable semi-annually, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal a rate determined by reference to the three-month LIBOR with a minimum of 4.000%, payable quarterly. If we pay a partial dividend or skip a dividend payment on the Series A Preferred Stock at any time, we will be subject to certain restrictions.

Subject to certain conditions (including but not limited to date restrictions, Federal Reserve approval and our obligations under a restrictive capital covenant in favor of certain debt holders), the Series A Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.

The Series A Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law. If and when dividends payable on the Series A Preferred Stock or on our any other class or series of stock, ranking on a parity with the Series A Preferred Stock as to payment of dividends and that have comparable voting rights (the “Series A Voting Parity Stock”), shall have not been declared and paid in full for at least six quarterly dividend periods, the authorized number of directors then constituting our board of directors will be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of all other affected classes and series of Series A Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights shall continue until full dividends have been paid for at least one year or until cumulative dividends have been paid in full, as the case may be. So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock shall be necessary for effecting or validating: (i) any amendment of our certificate of incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; or (ii) any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Series A Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our certificate of incorporation, would not require a vote of the holders of the Series A Preferred Stock. The Series A Preferred Stock will provide no preemptive rights.

Transfer Agent, Registrar and Dividend Disbursement Agent

BNY Mellon Shareowner Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company’s Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The form of Deposit Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designation) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designation. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon and BNY Mellon, N.A., to pay dividends or otherwise transfer funds to it, and

•

is also subject to policies established by the Federal Reserve Board. See Part I, “Item 1. Business—Supervision and Regulation—Dividend Restrictions” in our Annual Report on Form 10-K for the year ended December 31, 2009 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

After July 1, 2010, directors will be elected under a majority voting standard as opposed to a plurality voting standard. Under a majority voting standard, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). Under our Corporate Governance Guidelines, in an election of directors, any incumbent director who fails to receive more “for” votes than “against” or “withhold” votes must promptly tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote. The Lead Director will then refer the matter to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Corporate Governance and Nominating Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons for “withhold” or “against” votes, the length of service and qualifications of the director, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines. A director who tenders his or her resignation pursuant to this above described Corporate Governance Guidelines will not vote on the issue of whether his or her tendered resignation will be accepted or rejected.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

BNY Mellon Shareowner Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s) and any material interest of the stockholder in the business proposed at the meeting.

Our Amended and Restated By-Laws also provide that vacancies on our board of directors may only be filled by a majority of directors the remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, preferred stock, common stock or depositary shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Trust Preferred Securities, Preferred Stock or other securities (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing in the aggregate the total number of a BNY Trust’s Trust Preferred Securities, aggregate principal amount of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)	DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the

Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable Trustee. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate liquidation amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security, Trust Preferred Security or Preferred Stock certificates representing such Debt Security, Trust Preferred Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the Applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BNY Trust’s Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

•

As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

•

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

•

Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the BNY Trusts and the Company believe to be accurate, but the BNY Trusts and the Company assume no responsibility for the accuracy thereof. The BNY Trusts and the Company do not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

Securities offered by the Company and each BNY Trust

The securities to be offered by the Company and each BNY Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BNY Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable BNY Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company and/or the applicable BNY Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BNY Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company or any BNY Trust, the Company or such BNY Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company or such BNY Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or the applicable BNY Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A. and other subsidiaries of the Company in the ordinary course of business.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

Under current guidelines of FINRA, the maximum underwriting commission or discount to be received by any FINRA member or any independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus, any applicable prospectus supplement and any applicable pricing supplement.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. As such, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in NASD Conduct Rule 2720(f)(5)(B), as administered by FINRA, and any offerings made by means of this prospectus will be conducted in compliance with Rule 2720. In general, under Rule 2720, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 2720(a)(1)(C), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade. No underwriter having a Rule 2720 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Arlie R. Nogay, Chief Securities Counsel of the Company, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of the date of this prospectus, Mr. Nogay owns less than 1% of the Company’s securities.

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BNY Trusts will be passed upon by Richards, Layton and Finger, P.A., special Delaware counsel to the Company and the BNY Trusts.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries (“BNY Mellon”) as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, in each case, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, have been incorporated herein by reference in reliance upon the reports thereon of KPMG LLP, independent registered public accounting firm, which have also been incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The aforementioned reports with respect to the consolidated financial statements of BNY Mellon refer to changes, in 2009, in BNY Mellon’s methods of accounting for other-than-temporary impairments and, in 2008, to changes in BNY Mellon’s methods of accounting for fair value measurements and their election of the fair value option for certain financial assets.

$500,100,000

Senior Notes due 2017

The Bank of New York Mellon Corporation

Credit Suisse	Deutsche Bank Securities	J.P. Morgan

(As Selling Securityholder)	(As Selling Securityholder)	(As Selling Securityholder)